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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated December 11, 1998, accompanying the consolidated financial statements included in the Annual Report of E-Sync Networks, Inc. (formerly known as Wiltek, Inc. and Subsidiary) on Form 10-KSB for the year ended October 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statements of Wiltek, Inc. on Forms S-8 (Reg. Nos. 33-7271 and 333-92933).



GRANT THORNTON LLP

March 5, 2000